Exhibit 3.36

FILED - Oklahoma Secretary of State #1912329139 09/21/2011 13:10 OKLAHOMA Secretary of State Electronic Filing
CERTIFICATE OF INCORPORATION
DOMESTIC FOR PROFIT BUSINESS CORPORATION
Document Number: 17704090002 Submit Date: 9/21/2011
CORPORATION NAME
The name of the corporation is:
SERCEL GRC, INC.
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the general corporation law of Oklahoma.
FUTURE EFFECTIVE DATE
Effective Date:
Same as filing date.
DURATION
Perpetual
REGISTERED AGENT AND REGISTERED OFFICE ADDRESS
Agent Name
JEFFREY C. RAMBACH Address
2 W. 2ND STREET, SUITE 700 TULSA, OK 74103 USA
STOCK INFORMATION
Stock Type Shares Par Value Series
Common (Voting) 50000 $1.000000
Total Authorized Capital
$50,000.00
INCORPORATOR INFORMATION
Name Title
JEFFREY C. RAMBACH Incorporator
Address
2 W. 2ND STREET, SUITE 700
TULSA, OK 74103 USA
DIRECTOR INFORMATION
Name Title
GEORGE WOOD Director
Address
17200 PARK ROW
HOUSTON, TX 77084 USA
Name Title
KENNETH O. FITTS Director

Address
17200 PARK ROW HOUSTON, TX 77084 USA
ATTACHMENTS
File Label File Name and Path
SIGNATURE
I hereby certify that the information provided on this form is true and correct to the best of my knowledge and by attaching the signature I agree and understand that the typed electronic signature shall have the same legal effect as an original signature and is being accepted as my original signature pursuant to the Oklahoma Uniform Electronic Transactions Act, Title 12A Okla. Statutes Section 15-101, et seq.
Dated - 9/21/2011
Corporation Name Signature Name Title
JEFFREY C. RAMBACH
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